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SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MAY 30, 2006
(TO PROSPECTUS DATED APRIL 25, 2006)

                                  $444,574,597
                                 (APPROXIMATE)

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                           [Logo: INDYMAC_BANK_LOGO]

                          SPONSOR, SELLER AND SERVICER

                RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A7CB
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-G

                            ------------------------

    This Supplement amends the prospectus supplement dated May 30, 2006 that has been issued with respect to the Residential Asset Securitization Trust 2006-A7CB, Mortgage Pass-Through Certificates, Series 2006-G (the
"CERTIFICATES"), as described below.

      The maximum pass-through rate for the Class 2-A-5 Certificates as it appears in the table on page S-79 in the section "Description of the Certificates -- Interest" in the prospectus supplement is amended to read "7.00%".

                            ------------------------

DEUTSCHE BANK SECURITIES                                         LEHMAN BROTHERS

                                 JUNE 12, 2006